UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report: July 18, 2011

Botetourt Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	000-49787	54-1867438
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19747 Main Street Buchanan, Virginia	24066
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 540-591-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 13, 2011, the Board of Directors of the Bank of Botetourt, a wholly owned subsidiary of Botetourt Bankshares, Inc., approved the issuance of up to an aggregate of $5.0 million of subordinated notes (the “Notes”), on a private placement basis. The terms of the Notes have not been finalized. The Notes will bear interest, payable quarterly, at a fixed interest rate per year. Bank of Botetourt expects to utilize most of the net proceeds from the sale of the Notes for various bank purposes and to strengthen the Bank’s capital position. The Notes are intended to qualify as Tier II capital for regulatory purposes.

Information in this press release contains “forward-looking statements.” These statements involve risks and uncertainties that could cause actual results to differ materially including, without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in Botetourt Bankshares, Inc.’s recent filings with the Securities and Exchange Commission, included but not limited to its Annual Report on Form 10-K and its other periodic reports.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Botetourt Bankshares, Inc.

/s/ H. Watts Steger, III
Chairman & CEO

/s/ Michelle A. Crook
Date: July 18, 2011	Chief Financial Officer